As filed with the Securities and Exchange Commission on February 2, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	2834	98-1209416
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

+ (345) 949 4123
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

111 Eighth Avenue

(212) 590-9070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mitchell S. Bloom Michael J. Kendall Edwin M. O’Connor Goodwin Procter LLP Exchange Place Boston, MA 02109 (617) 570-1000	John V. Oyler Chief Executive Officer and Chairman c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY 1-1108 Cayman Islands +1 (345) 949 4123	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☒ 333-207459

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer (Do not check if a smaller reporting company) ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary Shares, par value $0.0001 per share	16,445,000	$1.85	$30,423,250	$3,064

(1) American depositary shares, or ADSs, evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6. Each ADS represents 13 ordinary shares.

(2) Includes (i) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (ii) all ordinary shares represented by ADSs initially offered or sold outside the United States that are thereafter resold from time to time in the United States.

(3) Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-207459).

(4) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $152,116,250 on a Registration Statement on Form S-1 (File No. 333-207459), which was declared effective by the Securities and Exchange Commission on February 2, 2016. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price per share of $1.85 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional securities.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-207459) filed by BeiGene, Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 2, 2016, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on February 2, 2016.

BEIGENE, LTD.

By:	/s/ John V. Oyler
	Name:	John V. Oyler
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ John V. Oyler	Chief Executive Officer and Chairman	February 2, 2016
	John V. Oyler	(Principal Executive Officer)

	/s/ Howard Liang	Chief Financial Officer and Chief Strategy Officer	February 2, 2016
	Howard Liang	(Principal Financial and Accounting Officer)

*
	Michael Goller	Director	February 2, 2016

*
	Donald W. Glazer	Director	February 2, 2016

*
	Ranjeev Krishana	Director	February 2, 2016

*
	Ke Tang	Director	February 2, 2016

*
	Qingqing Yi	Director	February 2, 2016

*
	Thomas Malley	Director	February 2, 2016

Puglisi & Associates

By:	*	Authorized Representative in the United States	February 2, 2016
Name:	Donald J. Puglisi
Title:	Managing Director

* By:	/s/ John V. Oyler	Attorney-in-Fact	February 2, 2016
John V. Oyler

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EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Mourant Ozannes
23.1	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm
23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)
24.1*	Powers of Attorney
24.2*	Power of Attorney for Thomas Malley

*                                         Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207459), originally filed with the Securities and Exchange Commission on October 16, 2015 and incorporated by reference herein.

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